UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2007
Smith & Wesson Holding Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 ROOSEVELT AVENUE
SPRINGFIELD, MASSACHUSETTS
01104

(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On May 10, 2007, we determined to increase the base salaries of certain of our executive officers, effective as of May 1, 2007, as follows:

Name	Salary
Leland A. Nichols	$310,000
John A. Kelly	270,000
Thomas A. Taylor	220,000
Kenneth W. Chandler	235,000
Ann B. Makkiya	140,000
          Michael F. Golden will receive base salary of $450,000 in accordance with his employment agreement.
          On May 10, 2007, our Compensation Committee recommended and our Board of Directors approved the grant of an aggregate of 101,000 restricted stock unit awards to certain of our officers pursuant to our 2004 Incentive Compensation Plan. In connection with the grants, we entered into restricted stock unit award agreement with each of the following officers for the number of restricted stock units indicated:

Number of
Name	Restricted Stock Units
Michael F. Golden	40,000
Leland A. Nichols	20,000
John A. Kelly	15,000
Kenneth W. Chandler	12,000
Thomas L. Taylor	7,500
Ann B. Makkiya	6,500
          Pursuant to the awards, each officer becomes vested in the restricted stock units as to one-third of the restricted stock units on each of the first, second, and third anniversaries of the date of grant. The stock underlying vested restricted stock units will be delivered on June 25th of each year. Each officer forfeits the unvested portion, if any, of his or her restricted stock units if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the administrator of our 2004 Incentive Compensation Plan. Upon a change in control of our company, the vesting on any unvested restricted stock units will accelerate and the delivery of the underlying shares will accelerate.
          Also on May 10, 2007, our Compensation Committee recommended and our Board of Directors approved an Executive Incentive Program covering our executive officers for our fiscal year ending April 30, 2008. The program establishes two thresholds, based on our operating profit. In the event we meet the first operating profit threshold, we will establish an incentive pool of 1.5% of our fiscal 2008 operating income. The incentive pool would then be distributed among all our executive officers on a weighted pro rata basis calculated by multiplying the base salary of each of the Chief Executive Officer, the Chief Financial Officer, and the Chief Operating Officer of Smith & Wesson Corp. by 75% and multiplying the base salary of each other executive officer by 50%, subject in the case of each executive to individual modification if the applicable corporate, operating unit, and individual performance goals are not satisfied, (which we call the modified base salary), and then distributing a percentage of the pool to an executive equal to which that the modified base salary for that executive officer bears to the modified base salaries for all executive officers. No incentive compensation will be payable if we do not achieve the performance criteria.
          In the event we meet the second operating profit threshold, the Chief Executive Officer, the Chief Financial Officer, and the Chief Operating Officer of Smith & Wesson Corp. instead will receive incentive compensation equal to 75% of their base salaries and each other executive officer instead will receive incentive compensation equal to 50% of base salary, subject in the case of each executive to individual modification if the applicable corporate, operating unit, and individual performance goals are not satisfied, plus, in each case, a percentage of base salary equal to the percentage by which our operating profit exceeds the operating profit performance criteria in the second threshold.
          Our Compensation Committee also has recommended and our Board of Directors has established a $200,000 discretionary pool for incentive compensation for executive officers.
Item 9.01. Financial Statements and Exhibits.
          (a) Financial Statements of Business Acquired.
                Not applicable.
          (b) Pro Forma Financial Information.
                Not applicable.
          (c) Shell Company Transactions.
                Not applicable.
          (d) Exhibits.
                None

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: May 16, 2007	By:	/s/ John A. Kelly
John A. Kelly
Chief Financial Officer

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